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                                                                    EXHIBIT 14.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Other Service Providers" and to the incorporation by reference of our reports dated May 17, 2007 for the Van Kampen Aggressive Growth Fund and Van Kampen Mid Cap Growth Fund in the Registration Statement on Form N-14 under the Securities Act of 1933 of the Van Kampen Equity Trust filed with the Securities and Exchange Commission.



                                                              ERNST & YOUNG LLP



Chicago, Illinois
November 13, 2007